UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ADAMAS ONE CORP.

(Exact name of registrant as specified in its charter)

Nevada	83-1833607
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

17767 N. Perimeter Dr., Ste B115 Scottsdale, Arizona	85255
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-265344

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are shares of common stock, par value $0.001 per share (the “Common Stock”), of Adamas One Corp. (the “Company”). A description of the Common Stock is set forth under the heading “Description of Securities” in the prospectus that constitutes a part of the Company’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission (the “Commission”) on May 31, 2022 (File No. 333-265344), and as subsequently amended (the “Registration Statement”), is hereby incorporated by reference herein. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.    Exhibits.

Under the Instructions as to Exhibits with respects to Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on the Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADAMAS ONE Corp.

By:	/s/ John G. Grdina
Name: John G. Grdina
Title: President and Chief Executive Officer

Dated: November 14, 2022